Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83782, No. 333-37782 and No. 333-112352) of Senetek PLC and its subsidiaries of our report dated April 15, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP

Sacramento, California

April 15, 2008